EXHIBIT 10.1

COASTAL BANKING COMPANY, INC.
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the 24th day of August, 2011, by and between Coastal Banking Company, Inc. (the “Company”), a South Carolina corporation, and Michael G. Sanchez (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Restricted Shares described below in consideration of the services rendered and/or to be rendered to the Company by virtue of the Employee’s employment relationship with the Company (including any affiliate thereof).

A.           Grant Date:  August 24, 2011.

B.           Restricted Shares:  6,500 shares of the Company’s common stock (“Common Stock”).

C.           Vesting:  The Restricted Shares shall become vested, as and to the extent indicated below, but only if the Employee remains in the continuous service of the Company and its affiliates (the “Service Condition”) through the applicable Vesting Date indicated in the Vesting Schedule below:

Vesting Date	Percentage of Restricted Shares which are Vested Shares
Prior to second anniversary of Grant Date	0%
Second anniversary of Grant Date	100%

The Employee shall cease to be in continuous service of the Company and its affiliates after the Grant Date on the first date the Employee ceases to provide services to the Company (including any affiliate), regardless of the reason.

Notwithstanding the foregoing, the Service Condition will be deemed satisfied as to all of the Restricted Shares if the Employee provides continuous service to the Company and/or any affiliate from the Grant Date through the date of any of the earlier events listed below:

(a)           in the event of a termination of the Employee’s services as an employee for the Company (and its affiliates) due to either death or Disability; or

(b)           the effective date of a Change in Control.

The Restricted Shares which have satisfied (or are deemed to have satisfied) the Service Condition are herein referred to as the “Vested Shares.”  Any portion of the Restricted Shares which have not become Vested Shares in accordance with this Paragraph C. before or at the time the Employee ceases to be an employee of the Company (including any affiliate), regardless of the reason, shall be forfeited.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

COASTAL BANKING COMPANY, INC.:	EMPLOYEE:

/s/ Suellen Rodeffer Garner	/s/ Michael G. Sanchez
Name: Suellen Rodeffer Garner	Name: Michael G. Sanchez
Title: Chairman of the Board

ADDITIONAL TERMS AND CONDITIONS OF
COASTAL BANKING COMPANY, INC.
RESTRICTED STOCK AWARD

1.           Condition to Delivery of Restricted Shares.

(a)           Employee must deliver to the Company, within two (2) business days after the earlier of (i) the date (the “Vesting Date”) on which any Restricted Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)           If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date.  Employee may make a Withholding Election only if all of the following conditions are met:

(i)           the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto;

(ii)           the Company determines that giving effect to the Withholding Election is permitted under the standards for compensation and corporate governance published by the Treasury Department as an interim final rule under Section 111 of the Emergency Economic Stabilization Act of 2008, or any successor guidance; and

(iii)            any Withholding Election made will be irrevocable; however, the Board of Directors may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)           Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee.  If the shares of Common Stock are being traded by brokers and the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002), at the time tax withholding obligations become due, at the request of the Employee, the Board of Directors may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

2.           Issuance of Restricted Shares.

(a)           The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Board of Directors in its sole discretion:

(i)           by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Board of Directors or the Secretary (the “Share Custodian”); or

(ii)           by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)           If the shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Employee is determined by the Board of Directors to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)           When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(b) as the “Net Vested Shares”).  If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the Fair Market Value therefor.  At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(c)           In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(d)           Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee.  The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee as Net Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(e)           Unless and until the Restricted Shares become Vested Shares, the Employee shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 3, except as otherwise expressly provided in this Award.

(f)           In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.           Acknowledgement by Employee of Tax Election Opportunity.  Employee acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Employee shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis.

4.           Dividends.  The Employee shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares.  Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares.  Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

5.           Restrictions on Transfer of Restricted Shares and Vested Shares.

(a)           General Restrictions.  Except as provided by this Award and subject to subsection (b) below, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with this Award, and any Restricted Shares so transferred will continue to be bound by this Award.  The Employee (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award.  Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)           TARP Restrictions.  Notwithstanding any other provision of this Award, until the Company fully repays the obligations arising from the financial assistance (the “TARP Proceeds”) provided to the Company and its affiliates under the Troubled Asset Relief Program (“TARP”) administered by the U.S. Department of Treasury, the Restricted Shares and, after the Restricted Shares become Vested Shares pursuant to Schedule 1, the Vested Shares shall be subject to this Section 5(b) and shall not be transferable (as defined in Treasury Regulations Section 1.83-3(d)) under TARP-imposed transfer restrictions except in accordance with the following schedule:

Percentage of TARP Proceeds Repaid	Percentage of Restricted Shares Released from TARP Transfer Restrictions

Less than 25%	0%
At least 25% but less than 50%	25%
At least 50% but less than 75%	50%
At least 75% but less than 100%	75%
100%	100%

Any Restricted Shares that are released from the TARP-imposed restrictions on transfer pursuant to this Section 5(b) shall continue to be subject to the remaining restrictions on transfer in this Section 5.

Notwithstanding the foregoing, if the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, at any time beginning with the date upon which the Restricted Shares become Vested Shares and ending on December 31 of the calendar year in which such Vesting Date occurs, a portion of the Vested Shares may be transferable as may reasonably be required to pay federal, state, or local taxes that are anticipated to apply to the income recognized due to such vesting, and the amounts made transferable for this purpose shall not count toward the percentages in the schedule above; provided, however, that this Section shall not extend the time period provided in Section 1(b) for the Employee to make a Withholding Election.

(c)           Certain Permitted Transfers.  The restrictions contained in this Section 5 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 5 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of this Award.

6.           Additional Restrictions on Transfer.

(a)           Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws and reflecting the transfer restrictions set forth herein in addition to any legends other legend(s) as the Company deems appropriate and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legends.  Such legends may include the following:

transfer is restricted

The shares evidenced by this certificate have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws and as such may only be sold or otherwise transferred:  (1) pursuant to registration or an exemption from registration under the Securities Act, including but not limited to Rule 144 thereunder, and the securities laws of any applicable state or other jurisdiction; or (2) if, in the opinion of counsel, in form and substance satisfactory to the issuer, such transfer is exempt from registration or is otherwise in compliance with applicable federal and state securities laws.

The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock Award, dated August 24, 2011, a copy of which is available from the Company.

(b)           Opinion of Counsel.  No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

7.           Change in Capitalization.

(a)           The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.  No fractional shares shall be issued in making such adjustment.  All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.

(b)           In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change in Control, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by the Share Custodian or recorded in book entry form pursuant to this Award.

(c)           The existence of the Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

8.           Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of South Carolina; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

9.           Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

10.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.  Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

11.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.           Entire Agreement.  This Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall have the meaning ascribed to them in Section 16.

14.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.           No Right to Continued Service Relationship.  The grant of the Restricted Shares made pursuant to this Award shall not be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

16.           Special Definitions.  For purposes of this Award, the following terms shall have the meanings ascribed to them herein, as follows:

(a)           The term “Board of Directors” means the Board of Directors of the Company or any committee thereof.

(b)           The term “Change in Control” means a change in control event within the meaning of 26 C.F.R. 1.409A-3(i)(5)(i).

(c)           The term “Disability” has the same meaning given to the same term in the Employment Agreement as in effect from time to time hereafter; provided, however, if there is no such term contained in the Employment Agreement then in effect or if no Employment Agreement is then in effect, then the term shall have the same meaning as provided in the Employment Agreement containing such term that was most recently in effect.

(d)           The term “Employment Agreement” means the Employment Agreement entered into December 31, 2008 by and among the Company, CBC National Bank and the Employee, as amended by the First Amendment thereto dated March 20, 2009, or any successor agreement among the parties.

(e)           The term “Fair Market Value” means the average of the closing high bid and low asked prices for the Common Stock reported for the applicable date on the Over-The-Counter Bulletin Board (“OTCBB”) or, in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids or, if the Common Stock is not then traded on the OTCBB, the fair market value of a share of Common Stock as determined by the Board of Directors taking into account such facts and circumstances deemed to be material by the Board of Directors to the value of the Common Stock in the hands of the Employee.

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION
COASTAL BANKING COMPANY, INC.
RESTRICTED STOCK AWARD

TO:           Coastal Banking Company, Inc.

FROM:     __________________________________

RE:            Withholding Election

This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)My correct name and social security number and my current address are set forth at the end of this document.

(2)I am (check one, whichever is applicable).

☐ the original recipient of the Restricted Stock Award.

☐ the legal representative of the estate of the original recipient of the Restricted Stock Award.

☐ a legatee of the original recipient of the Restricted Stock Award.

☐ the legal guardian of the original recipient of the Restricted Stock Award.

              (3)The Restricted Stock Award pursuant to which this election relates was issued in the name of Michael G. Sanchez for a total of 6,500 shares of Common Stock with an award date of August 24, 2011. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the Restricted Stock Award.

              (4)I hereby elect to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state or local, if any, tax withholding obligations arising from the vesting event.  The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations.

              (5)I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Restricted Stock Award.

              (6)I further understand that, if this Withholding Election is not disapproved by the Board of Directors, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

Exhibit A – Page 1

              (7)I have read and understand the provisions of the Restricted Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Restricted Stock Award.

Dated: ____________________________________________

Signature: _________________________________________

_________________________________________________
Name (Printed)

_________________________________________________
Street Address

_________________________________________________
City, State, Zip Code

_________________________________________________
Social Security Number

Exhibit A – Page 2